                                                                   EXHIBIT 10.37
                      ACKNOWLEDGMENT, WAIVER AND AMENDMENT

                                     TO THE

                INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT

       This ACKNOWLEDGMENT, WAIVER AND AMENDMENT ("Waiver") TO THE INVENTORY AND
WORKING CAPITAL FINANCING  AGREEMENT is made as of March 14, 2002 by and between
Datatec  Industries,  Inc., a Delaware  corporation  ("Customer") and IBM Credit
Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS

       WHEREAS, Customer and IBM Credit have entered into that certain Inventory and  Working  Capital  Financing  Agreement  dated as of  November  10, 2000 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

       WHEREAS, Customer is in default of one or more of its financial covenants contained in the Agreement (as more specifically explained in Section 2 hereof);
and

       WHEREAS,  Customer  requests that IBM Credit waive such default and amend certain terms of the Agreement.

       WHEREAS,  IBM  Credit is  willing  to waive  such  default  and amend the
Agreement subject to the conditions set forth below.

                                    AGREEMENT

       NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable  consideration,  the value and  sufficiency  of which is hereby  acknowledged,  the parties hereto agree that the Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Acknowledgment.

       Customer   acknowledges  that  the  financial   covenants  set  forth  in
Attachment  A to the  Agreement  are  applicable  to the  financial  results  of
Customer for the fiscal  quarter ending July 31, 2001, and Customer was required to maintain such financial covenants at all times. Customer further acknowledges its actual attainment was as follows:

                                    Covenant                Covenant
            Covenant                Requirement             Actual
            ----------------        -----------------       ---------------
            Net Profit after        Equal to or greater     -9% (the "Default")
            Tax to Revenue          than 0.1%

Section  3.  Waivers  to  Agreement.  IBM Credit  hereby  waives the  Default of
Customer with the terms of the Agreement to the extent such Default is set forth in Section 2 hereof.

Section  4.   Amendment.   The   Agreement   is  hereby   amended  as   follows,
notwithstanding any other conditions precedent contained herein:

                                  Page 1 of 4

      A. As of the date  hereof,  IBM Credit  shall not be obligated to make any
Term Loan  Advances to Customer.  Customer  shall make payments to IBM Credit in accordance with the terms of Section 2.4(D) of the Agreement as revised herein.

      B.  Section  2.4(D) is hereby  amended by deleting it in its  entirety and substituting  the following  therefor:  "(D)  Customer  shall pay to IBM Credit, commencing May 30, 2002,  monthly  installments of $300,000 on the last business day of every  month,  until such date whereby the  Outstanding  Term Loan amount shall be equal to zero, and in any event shall pay in full the Outstanding  Term
Loan on the Term Loan Stated Maturity Date."

      C. Schedule A to the Agreement is hereby amended by deleting such Schedule
A in its entirety and substituting it, in lieu thereof,  the Schedule A attached hereto.

      D.  Attachment  A to the  Agreement  is hereby  amended by  deleting  such
Attachment  A in  its  entirety  and  substituting  it,  in  lieu  thereof,  the
Attachment A attached hereto ("Amended Attachment A"). Such Amended Attachment A shall be effective as of the date specified  therein.  The changes  contained in the Amended Attachment A shall include, without limitation, the following:

               Covenant                      Covenant Requirement
               --------                      --------------------

(i)   Revenue on an Annual Basis to         Greater than 5.0:1.0 and equal to or
      Working Capital                       less than 25.0:1.0

(ii)  Net Profit after Tax to Revenue       Equal to or greater than 0.10 percent

(iii) Tangible Net Worth                    Equal to or greater than $2.5 million

(iv)  Debt Service Ratio                    Equal or greater than 2.0:1.0

(v)   Debt to Equity (Total Debt to Equity) Equal to or less than 5.0:1.0

      E.  Attachment C to the  Agreement is hereby and amended by deleting  such
Attachment  C in  its  entirety  and  substituting  it,  in  lieu  thereof,  the
Attachment C attached hereto.

Section  5.  Conditions  to  Effectiveness  of  Waiver.  The waiver set forth in
Section 3 hereof shall become effective upon:

(a) the receipt by IBM Credit from Customer of this Waiver executed by Customer;
and

(b) the payment by Customer  to IBM Credit of a waiver fee (the  "Waiver  Fee"), payable in immediately  available  funds, in the amount of $80,000,  by no later than  March 18,  2002.  The Waiver  Fee shall be  nonrefundable  and shall be in addition to any other fees IBM Credit may charge customer.

Section 6. Rights and Remedies.  Except to the extent specifically waived herein
IBM Credit  reserves any and all rights and remedies  that IBM Credit now has or may have in the future with respect to Customer, including any and all rights or remedies  which it may have in the future as a result of  Customer's  failure to comply  with  its  financial  covenants  to IBM  Credit.  Except  to the  extent specifically  waived herein neither this Waiver,  any of IBM Credit's actions or
IBM Credit's failure to act shall be deemed to be a waiver of any such rights or remedies.

Section 7.  Governing  Law. This Waiver shall be governed by and  interpreted in accordance with the laws which govern the Agreement.

                                  Page 2 of 4

Section  8.  Counterparts.  This  Waiver  may  be  executed  in  any  number  of counterparts,  each  of  which  shall  be an  original  and all of  which  shall constitute one agreement.

      IN WITNESS  WHEREOF,  this  Waiver has been  executed  by duly  authorized representatives of the undersigned as of the day and year first above written.

IBM Credit Corporation                        Datatec Industries, Inc.

By:/s/ Steven A. Flanagan                  By: /s/ Isaac Gaon
   ------------------------------------       ----------------------------------

Print Name: Steven A. Flanagan             Print Name: Isaac Gaon
            ---------------------------               --------------------------

Title:Manager Special Handling             Title:Chairman & CEO
      ---------------------------------          -------------------------------

Date: 3/15/02                              Date: 3/15/02
      ---------------------------------          -------------------------------

                                  Page 3 of 4

                                    SCHEDULE A

(A)  Term Loan Commitment : Three Million Dollars ($3,000,000.00);

(B)  Term Loan Finance Charge: Prime Rate plus 4.25%;

(C)  Term Loan Minimum Draw Amount: No additional draws will be permitted;

(D)  Term Loan Minimum  Prepayment  Amount:  Two Hundred Fifty Thousand  Dollars
     ($250,000.00);

(E)  Term Loan Stated Maturity Date: February 28, 2003;

(F)  Term Loan  Finance  Charges are due monthly and as set forth in Section 2.5 of the Agreement;

(G)  Term Loan Principal  Payment  Schedule:  as set forth in Section 2.4 (D) of the Agreement.

                                   Page 4 of 4

                     ATTACHMENT A, ("IWCF ATTACHMENT A") TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")
                             DATED NOVEMBER 10, 2000

Customer Name: Datatec Systems, Inc.

Effective Date of this IWCF Attachment A: March 15, 2002

I. FEES, RATES AND REPAYMENT TERMS:

     (A)   Credit Line: Sixteen Million Dollars ($16,000,000.00);
     (B)   Borrowing Base:
           (i) 85% of the amount of the Customer's  Eligible Accounts other than
           Concentration  Accounts as of the date of  determination as reflected in the Customer's most recent Collateral Management Report;
           (ii) a percentage,  determined from time to time by IBM Credit in its sole discretion,  of the amount of Customer's  Concentration Accounts for a  specific  Concentration  Account  Debtor  as of  the  date  of determination  as reflected in the Customer's most recent  Collateral
           Management  Report;  unless  otherwise  notified  by IBM  Credit,  in writing,  the  percentage for  Concentration  Accounts for a specific
           Concentration  Account Debtor shall be the same as the percentage set forth in  paragraph  (i) of the  Borrowing  Base;  provided  that the advance on Eligible  Accounts from  International  Business  Machines
           Corporation as Concentration Account Debtor is 95%
           (iii) 100% of the Customer's  inventory in the Customer's  possession as of the date of  determination  as reflected in the Customer's most recent Collateral Management Report constituting Products (other than service  parts)  financed  through a Product  Advance by IBM  Credit, provided,  however, IBM Credit has a first priority security interest in such  Products and such  Products are new and in un-opened  boxes.
           The value to be  assigned to such  inventory  shall be based upon the
           Authorized  Supplier's  invoice price to Customer for Products net of all applicable price reduction credits.
           (iv) up to 35% of the value of Customer's inventory in the Customer's
           possession  as  of  the  date  of   determination  as  reflected  and
           identified in the Customer's most recent Collateral Management Report constituting  Products  designated  by  Customer  as "Cable"  and not financed through a Product Advance by IBM Credit, provided,  however,
           IBM Credit has a first  priority  security  interest in such Products and such  Products  are new and in un-opened  boxes.  The value to be assigned  to such  inventory  shall  be  determined  by  commercially reasonable methods, in IBM's sole discretion.
           (v) up to 25% of the value of Customer's  inventory in the Customer's possession  as of the  date  of  determination  as  reflected  in the
           Customer's  most recent  Collateral  Management  Report  constituting
           Products  not  financed  through a  Product  Advance  by IBM  Credit, provided,  however, IBM Credit has a first priority security interest in such  Products and such  Products are new and in un-opened  boxes.
           The value to be assigned to such  inventory  shall be  determined  by commercially reasonable methods, in IBM's sole discretion.

     (C)   Product Financing Charge: Prime Rate plus 0.25%
     (D)   Product Financing Period: 70 days
     (E)   Collateral Insurance Amount: Five Million Dollars ($5,000,000.00)
     (F)   AIR Finance Charge:
           (i)    PRO Advance Charge:     Prime Rate plus 4.0%
           (ii)   WCO Advance Charge:     Prime Rate plus 4.25%
           (iii)  Takeout Advance Charge: Prime Rate plus 0.25%
     (G)   Delinquency Fee Rate:   Prime Rate plus 6.500%
     (H)   Shortfall Transaction Fee:   Shortfall Amount multiplied by 0.30%
     (I)   Free Financing Period Exclusion Fee:  Product Advance multiplied by 0.25%

                                   Page 1 of 8

     (J)   Other Charges:
           (i)    Application Processing Fee: $25,000.00
           (ii)   Monthly Service Fee:   $1,250.00 payable annually in one lump
                                         sum of $15,000.00
           (iii)  Closing Fee:           $50,000.00

                                  Page 2 of 8

II.   BANK ACCOUNT

Customer's  Lockbox(es)  and  Special  Account(s)  will  be  maintained  at  the following Bank(s):

          Name of Bank:
          Address:

          Phone:
          Lockbox Address:
          Special Account #:

--------------------------------------------------------------------------------

          Name of Bank:
          Address:

          Phone:
          Lockbox Address:
          Special Account #:

--------------------------------------------------------------------------------

          Name of Bank:
          Address:

          Phone:
          Lockbox Address:
          Special Account #:

--------------------------------------------------------------------------------

           Name of Bank:
           Address:

           Phone:
           Lockbox Address:
           Special Account #:

--------------------------------------------------------------------------------

                                   Page 3 of 8

III.    FINANCIAL COVENANTS:

Definitions: The following terms shall have the following respective meanings in this  Attachment.  All amounts shall be determined in accordance  with generally accepted accounting principles (GAAP).

            "Consolidated Net Income" shall mean, for any period, the net income
            (or loss), after taxes, of Customer on a consolidated basis for such period determined in accordance with GAAP.

            "Current" shall mean within the ongoing twelve month period.

            "Current  Assets"  shall mean  assets  that are cash or  expected to become cash within the ongoing twelve months.

            "Current  Liabilities" shall mean payment obligations resulting from past or current  transactions  that  require  settlement  within the ongoing twelve month period. All indebtedness to IBM Credit shall be
            considered  a  Current   Liability   for  purposes  of   determining
            compliance with the Financial Covenants.

            "EBITDA"  shall mean,  for any period  (determined on a consolidated basis in accordance with GAAP),  (a) the  Consolidated Net Income of
            Customer  for such  period,  plus (b) each of the  following  to the extent  reflected  as  an  expense  in  the  determination  of  such
            Consolidated  Net Income:  (i) the  Customer's  provisions for taxes based on income for such  period;  (ii)  Interest  Expense  for such period;  and (iii)  depreciation  and  amortization  of tangible and intangible assets of Customer for such period.

            "Fixed  Charges" shall mean, for any period,  an amount equal to the sum, without duplication,  of the amounts for such as determined for the Customer on a consolidated basis, of (i) scheduled repayments of principal  of all  Indebtedness  (as reduced by  repayments  thereon previously made), (ii) Interest Expense,  (iii) capital expenditures
            (iv) dividends,  (v) leasehold improvement expenditures and (vi) all provisions for U.S. and non U.S. Federal, state and local taxes.

            "Fixed  Charge  Coverage  Ratio" shall mean the ratio as of the last day of any  fiscal  period of (i)  EBITDA as of the last day of such fiscal period to (ii) Fixed Charges.

            "Interest  Expense"  shall  mean,  for  any  period,  the  aggregate consolidated  interest  expense of  Customer  during  such period in respect  of  Indebtedness  determined  on a  consolidated  basis  in accordance with GAAP, including, without limitation, amortization of original issue discount on any  Indebtedness and of all fees payable in  connection  with the  incurrence  of such  Indebtedness  (to the extent included in interest  expense),  the interest  portion of any deferred  payment  obligation  and  the  interest  component  of any capital lease obligations.

            "Long Term" shall mean beyond the ongoing twelve month period.

            "Long Term Assets" shall mean assets that take longer than a year to be  converted  to  cash.  They are  divided  into  four  categories:
            tangible assets, investments, intangibles and other.

            "Long Term Debt"  shall mean  payment  obligations  of  indebtedness which mature more than twelve months from the date of determination, or mature  within  twelve months from such date but are renewable or extendible  at the option of the  debtor to a date more than  twelve months from the date of determination.

            "Net Profit  after Tax" shall mean  Revenue  plus all other  income, minus all costs, including applicable taxes.

                                   Page 4 of 8

            "Revenue"  shall mean the monetary  expression  of the  aggregate of products or services  transferred  by an enterprise to its customers for which said  customers  have paid or are  obligated to pay,  plus other income as allowed.

            "Subordinated  Debt"  shall mean  Customer's  indebtedness  to third parties as  evidenced  by an executed  Notes  Payable  Subordination
            Agreement in favor of IBM Credit.

            "Tangible Net Worth" shall mean:

                Total Net Worth minus;

                    (a) goodwill,  organizational  expenses,  pre-paid expenses,
                    deferred   charges,   research  and  development   expenses,
                    software development costs, leasehold expenses,  trademarks,
                    trade  names,  copyrights,   patents,  patent  applications,
                    privileges,  franchises, licenses and rights in any thereof, and other similar  intangibles  (but not including  contract
                    rights)  and  other  current  and   non-current   assets  as
                    identified in Customer's financial statements;

                    (b)  all  accounts  receivable  from  employees,   officers,
                    directors, stockholders and affiliates; and

                    (c) all callable/redeemable preferred stock.

            "Total  Assets" shall mean the total of Current Assets and Long Term
            Assets.

            "Total Liabilities" shall mean the Current Liabilities and Long Term
            Debt  less  Subordinated  Debt,   resulting  from  past  or  current
            transactions, that require settlement in the future.

            "Total Net Worth" (the amount of owner's or stockholder's  ownership in an enterprise) is equal to Total Assets minus Total Liabilities.

            "Working   Capital"   shall  mean  Current   Assets  minus   Current
            Liabilities.

Customer  will  be  required  to  maintain  the  following   financial   ratios,
percentages  and amounts as of the last day of the fiscal period under review by
IBM Credit:

                          Covenant                     Covenant Requirement
                          --------                     --------------------

(i)       Revenue on an Annual Basis to Working     Greater than 5.0:1.0 and equal
          Capital                                   to or less than 25.0:1.0

(ii)      Net Profit after Tax to Revenue           Equal to or greater than 0.10
                                                    percent

(iii)     Tangible Net Worth                        Equal to or greater than
                                                    $2.5 million

(iv)      Debt Service Ratio                        Equal or greater than 2.0:1.0

(v)       Debt to Equity (Total Debt to             Equal to or less than 5.0:1.0
          Equity)

                                   Page 5 of 8

IV.      ADDITIONAL  CONDITIONS  PRECEDENT  PURSUANT  TO SECTION  5.1 (J) OF THE
         AGREEMENT:

         o   Executed Blocked Account Amendment;

         o   Executed Corporate Guaranty of Datatec Services, Inc.;

         o   Executed Corporate Guaranty of eDeploy.com, Inc.;

         o   Executed guaranty of any shareholder(s)  owning ten (10) percent or more of the equity of Customer.  Customer shall cause  guarantor(s)
             to submit a personal  financial  statement  upon the request of IBM
             Credit;

         o   Executed Notes Payable Subordination Agreement in the amount of One
             Million Three Hundred and Ninety Thousand  Dollars  ($1,390,000.00)
             from Christopher Carey;

         o   Fiscal  year-end  financial  statements  of  Customer  as of end of
             Customer's  prior fiscal year audited by an  independent  certified public accountant;

         o   A  Certificate  of Location  of  Collateral  whereby  the  Customer certifies  where  Customer  presently  keeps  or  sells  inventory, equipment and other tangible Collateral;

         o   Subordination or Intercreditor Agreements from all creditors having a lien  which is  superior  to IBM  Credit in any  assets  that IBM
             Credit relies on to satisfy Customer's obligations to IBM Credit;

         o   Listing of all creditors providing accounts receivable financing to
             Customer;

         o   A Collateral  Management  Report in the form of  Attachment F as of the Closing Date;

         o   A  Compliance  Certificate  as to  Customer's  compliance  with the financial covenants set forth in Attachment A as of the last fiscal
             month  of  Customer  for  which  financial   statements  have  been
             published;

         o   An Opinion of Counsel  substantially  in the form and  substance of
             Attachment  H whereby  the  Customer's  counsel  states  his or her opinion  about  the  execution,  delivery  and  performance  of the
             Agreement and other documents by the Customer;

         o   A Corporate Secretary's  Certificate  substantially in the form and substance of  Attachment I  certifying  to, among other items,  the resolutions of Customer's Board of Directors  authorizing borrowing by Customer;

         o   Termination or release of Uniform Commercial Code filing by another creditor  as  required  by  IBM  Credit;

         o   A copy of an all-risk insurance certificate pursuant to Section 7.8
             (B) of the Agreement;

         o   Executed Letter of Direction;

         o   Executed Letter of Notification;

         o   Executed Acknowledgment of Payment and Termination from Finova;

                                   Page 6 of 8

                                IWCF ATTACHMENT C
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

                             COMPLIANCE CERTIFICATE

TO:  IBM CREDIT CORPORATION
     ______________________
     ______________________

            The undersigned authorized officers of  ____________________________
("Customer"),  hereby  certify on behalf of the  Customer,  with  respect to the
Inventory  and  Working  Capital  Financing  Agreement  executed  by and between
___________  and IBM Credit  Corporation  ("IBM Credit") on _________,  20__, as
amended from time to time (the "Agreement"), that (A) ______________ has been in compliance for the period from _________, 20__ to ___________________, 20__ with the  financial  covenants  set  forth  in  Attachment  A to  the  Agreement,  as demonstrated  below, and (B) no Default has occurred and is continuing as of the date hereof,  except,  in either case, as set forth below. All capitalized terms used herein and not otherwise  defined shall have the meanings  assigned to them in the Agreement.

I.   FINANCIAL COVENANTS:

            COVENANT                           COVENANT REQUIREMENT         COVENANT ACTUAL
            --------                           --------------------         ---------------

(i)     Revenue on an Annual Basis          Greater than 5.0:1.0 and equal
        to Working Capital                  to or less than 25.0:1.0

(ii)    Net Profit after Tax to             Equal to or greater than 0.10
        Revenue                             percent

(iii)   Tangible Net Worth                  Equal to or greater than $2.5
                                            million

(iv)    Debt Service Ratio                  Equal or greater than 2.0:1.0

(v)     Debt to Equity (Total Debt to       Equal to or less than 5.0:1.0
        Equity)

                                   Page 7 of 8

                               IWCF ATTACHMENT C
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")
                                   (Continued)

II.   CALCULATION OF TANGIBLE NET WORTH:

              Total Assets MINUS Total Liabilities
LESS:
              goodwill
              organizational expenses
              prepaid expenses
              deferred charges, etc.
              leasehold expenses
              all other
              callable/redeemable preferred stock
              officer, employee, director, stockholder
                and affiliate receivables

                            Total Tangible Net Worth

Attached  hereto are  Financial  Statements  as of and for the end of the fiscal
__________________  ended on the applicable  date, as required by Section 7.1 of the Inventory and Working Capital Financing Agreement.

Submitted by:

_______________________________
     (Customer Name)

By:_____________________________
Print Name:_____________________
Title:__________________________

                                  Page 8 of 8